Filed With the Securities and Exchange Commission on August 3, 2001
                         Registration No. [__________]

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ARGONAUT GROUP, INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE
   (State of other jurisdiction of                     95-4057601
    incorporation or organization)         (I.R.S. Employer Identification No.)
         10101 REUNION PLACE
              SUITE 800
          SAN ANTONIO, TEXAS                             78216
(Address of Principal Executive Offices)              (Zip Code)
         ARGONAUT GROUP, INC.
   EMPLOYEE STOCK INVESTMENT PLAN
        (Full title of the Plan)

MARK W. HAUSHILL                            Copies to:
Vice President & Treasurer                  Anthony T. Iler, Esq.
Argonaut Group, Inc.                        Irell & Manella LLP
10101 Reunion Place, Suite 800              1800 Avenue of the Stars, Ste. 900
San Antonio, Texas                          Los Angeles, California  90067
Telephone:  (210)321-8450                   Telephone:  (310) 277-1010
(Name and address of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- --------------------- ---------------------- ---------------------
                                                 Proposed Maximum
                                                 Offering Price      Aggregate Offering           Amount of
  Title of Securities       Amount to be         per Share (1)             Price                Registration
   to be Registered          Registered                                                             Fee
------------------------ --------------------- --------------------- ---------------------- ---------------------
Common Stock             100,000 shares (2)           $18.75              $1,874,000              $468.75
------------------------ --------------------- --------------------- ---------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee. The fee has been calculated pursuant to Rule 457 (g) based upon the closing price per share of the Registrants' Common Stock on the NASDAQ National Market system on July 26, 2001, a date within 15 days prior to the date of filing of this Registration Statement.

(2)    Estimate of number of shares to be issued under plan.

                                EXPLANATORY NOTE

     Argonaut Group, Inc. (the "Company") filed a registration statement on Form S-8 on October 10, 1989 (Reg. No. 33-31547) (the "Previous Registration") relating to the registration of shares of common stock, $0.10 par value ("Common Stock"), of the Company in connection with the Argonaut Group, Inc. Employee Stock Investment Plan.

     Pursuant to General Instruction E of Form S-8, this Registration State-ment on Form S-8 (the "Registration Statement") registers an additional 100,000 shares of the Company's Common Stock which may be acquired pursuant to the Argonaut Group, Inc. Employee Stock Investment Plan.

     The Previous Registration is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

                                     PART II

                                Item 8. EXHIBITS.



-------   ----------------------------------------------------------------------
EXHIBIT
NUMBER                           DESCRIPTION
-------   ----------------------------------------------------------------------
-------   ----------------------------------------------------------------------
  5       Legal Opinion of Irell & Manella LLP(1)
-------   ----------------------------------------------------------------------
 23.1     Consent of Independent Public Accountants - Arthur Andersen LLP(1)
-------   ----------------------------------------------------------------------
 23.2     Consent of Irell & Manella LLP (included in legal opinion filed as
          Exhibit 5)
-------   ----------------------------------------------------------------------
  24      Power of Attorney (included on the signature pages filed herewith)
------    ----------------------------------------------------------------------

 (1) Filed herewith

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 24, 2001.


                                                 ARGONAUT GROUP, INC.



                                                 By  /s/ Mark E. Watson, III
                                                 ------------------------------
                                                 Mark E. Watson, III
                                                 President and Director
                                                 (Principal Executive Officer)

                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Argonaut Group,Inc., a Delaware corporation, do hereby constitute and appoint Mark E. Watson, III and Mark W. Haushill each of them, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of July 24, 2001.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons July 24, 2001 in the capacities indicated.

SIGNATURE                                         TITLE


/s/ Mark E. Watson, III                           President and Director
-----------------------------------------
Mark E. Watson, III                               (Principal Executive Officer)

/s/ Mark W. Haushill                              Vice President & Treasurer
-----------------------------------------
 Mark W. Haushill                                 (Principal Accounting Officer)

/s/ Gary V. Woods                                 Director
-----------------------------------------
Gary V. Woods

/s/ Michael T. Gray                               Director
-----------------------------------------
Michael T. Gray

/s/ Judith R. Nelson                              Director
-----------------------------------------
Judith R. Nelson

/s/ John R. Power, Jr.                            Director
-----------------------------------------
John R. Power, Jr.

/s/ Jerrold V. Jerome                             Director
-----------------------------------------
Jerrold V. Jerome

                                                                     EXHIBIT 5


                      LEGAL OPINION OF IRELL & MANELLA LLP
                       [LETTERHEAD OF IRELL & MANELLA LLP]
                                  July 24, 2001




Argonaut Group, Inc.
10101 Reunion Place, Suite 800
San Antonio, TX 78216


Ladies and Gentlemen:
         We  have  acted  as  counsel  for  Argonaut  Group,  Inc.,  a  Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about July 24, 2001 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 100,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares").

         As your counsel in connection with this transaction, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion.

         Based on these examinations, it is our opinion that the Shares, when issued and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                        Very Truly Yours,

                                                        /s/ Irell & Manella LLP
                                                        -----------------------
                                                        Irell & Manella LLP

                                                                   EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 29, 2001, incorporated by reference in Argonaut Group, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP
-------------------------
San Francisco, California
July 24,  2001







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